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                                                                    Exhibit 3.10
                                 BAHAMA ISLANDS.

                                   ----------

                               The Companies Act.

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                             ARTICLES OF ASSOCIATION

                                       OF

                            PARADISE ISLAND LIMITED.

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                                  Explanatory.

     1. In these presents, unless there be something in the subject or context inconsistent therewith:-

          "the company" means the above-named company.

          "the office" means the registered office for the time being of the company.

          "the register" means the register of members to be kept pursuant to
               Section 22 of The Companies Act.

          "the seal" means the common seal of the company.

          "month" means calendar month.

          "in writing" and "written" mean and include words printed, lithographed, represented or reproduced in any mode in a visible form.

          "the directors" means the directors for the time being of the company.

          "special resolution" and "extraordinary resolution" have the meanings assigned thereto respectively by The Companies Act.

          Words importing the singular number only include the plural number, and vice versa.

          Words importing the masculine gender only include the feminine gender.

          Words importing persons include corporations.

     2. In addition to the registered office of the company in the Colony, the company may have an office for the transaction
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of business at any other place or places.

                                     Shares.

     3. None of the funds of the company shall be employed in the purchase of, or lent on, shares of the company.

     4. The business of the company may be commenced as soon after the incorporation of the company as the directors shall think fit, and notwithstanding that part only of the shares may have been allotted.

     5. The shares shall be under the control of the directors who may allot or otherwise dispose of the same to such persons, on such terms and conditions, and at such times as the directors think fit Provided Always that any shares to be issued by the company for cash at any time after the incorporation of the company shall be offered to the members in proportion to the existing shares held by them, and such offer shall be made by notice specifying the number of shares to which the member is entitled and limiting a time within which the offer, if not accepted, will be deemed to be declined; and after the expiration of such time, or on receipt of a written intimation from the member to whom such notice is given, that he declines to accept the shares offered the directors may dispose of the same in such manner as they think most beneficial to the company.

     6. Save as herein otherwise provided, the company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a court of competent jurisdiction, or as by Act required, be bound to recognise any equitable or other claim to or interest in such share on the part of any other person.

                                  Certificates.

     7. The certificates of title to shares shall be issued under the seal of the company, and shall be signed by the President
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or the Vice-President, and shall be countersigned by the Secretary or some other person appointed by the directors.

     8. Every member shall be entitled to one certificate for the shares registered in his name, or to several certificates each for one or more of such shares, and every certificate of shares shall specify the number and the denoting numbers of the shares in respect of which it is issued, and the amount paid up thereon.

     9. If any certificates be worn out or defaced, then upon production thereof to the directors, they may order the same to be canceled, and may issue a new certificate in lieu thereof; and if any certificate be lost or destroyed, then, upon proof thereof to the satisfaction of the directors and on such indemnity as the directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate.

                            Company's Lien on Shares.

     10. The company shall have a first and paramount lien upon all the shares registered in the name of each member, and upon the proceeds of sale thereof, for his debts, liabilities, and engagements, solely or jointly with any other person, to or with the company whether the period for the payment, fulfillment, or discharge thereof shall have actually arrived or not, and no equitable interest in any share shall be created except upon the footing and condition that Article 6 hereof is to have full effect. And such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the company's lien, if any, on such shares.

     11. For the purpose of enforcing such lien, the directors may sell the shares subject thereto in such manner as they think
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fit, but no sale shall be made until such period as aforesaid shall have arrived, and until notice in writing of the intention to sell shall have been served on such member or his personal representatives, and default shall have been made by him or them in the payment, fulfillment, or discharge of such debts, liabilities, or engagements for seven days after such notice.

     12. The net proceeds of any such sale after payment of the costs of such sale shall be applied in or towards satisfaction of the debts, liabilities, or engagements of such member and the residue (if any) paid to him, his personal representatives or assigns.

     13. Upon any sale for enforcing a lien in purported exercise of the powers hereinbefore given, the directors may cause the purchaser's name to be entered in the register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the register in respect of such shares the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the company exclusively.

                           Transfer and Transmission.

     14. The instrument of transfer of any share shall be signed by both the transferor and transferee, and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof.

     15. Shares in the company may be transferred in any form which the directors may think fit to register.

     16. The directors may decline to register a transfer of any share on which the company has a lien.
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     17. Every instrument of transfer shall be left at the office for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the directors may require to prove the title of the transferor or his right to transfer the shares.

     18. The personal representatives of a deceased member (not being one of several joint holders) shall be the only persons recognised by the company as having any title to the shares registered in the name of such member, and in case of the death of any one or more of the joint registered holders of any registered share, the survivors shall be the only persons recognised by the company as having any title to or interest in such shares.

     19. Any person becoming entitled to shares in consequence of the death or bankruptcy of any member, upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article, or of his title, as the directors think sufficient, may be registered as a member in respect of the shares, or may, subject to the regulations as to transfers hereinbefore contained, transfer such shares.

                             Alteration of Capital.

     20. The company may, from time to time, by special resolution, increase the capital by the creation of new shares of such amount as may be deemed expedient.

     21. The new shares shall be issued in accordance with the provisions of
Article 5 and upon such terms and conditions and with such rights and privileges annexed thereto as the special resolution creating the same shall direct, and if no direction be given, as the directors shall determine.

     22. If any difficulty shall arise in the apportionment of such new shares, or any of them amongst the members, such
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difficulty shall, in the absence of direction by the company, be determined by the directors.

     23. Except so far as otherwise provided by the conditions of issue, or by these presents, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained with reference to transfer and transmission, forfeiture, lien, and otherwise.

     24. The company may, from time to time, by special resolution, consolidate its shares or any of them.

                                Borrowing Powers.

     25. The directors may, from time to time, at their discretion, raise or borrow any sum or sums of money for the purposes of the company.

     26. The directors may, whether outright or as security for any debenture, liability or obligation of the company or of any third party, and in such manner and upon such terms and conditions in all respects as they think fit, issue bonds, perpetual or redeemable debentures or debenture stock, or create any mortgage, charge or other security upon the undertaking or the whole or any part of the property of the company (both present and future), including its uncalled capital for the time being.

                                General Meetings.

     27. General meetings of the company may be held anywhere in the world.

     28. The first general meeting shall be held at such time (not being more than four months after the registration of the company) as the directors may determine, and at the City of Nassau in the Island of New Providence, or at such other place either within or without the Colony as may be prescribed by the directors.
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     29. Other general meetings shall be held once at least in every calendar year at such time, not being more than fifteen months after the holding of the last preceding general meeting, and at such place either within or without the Colony as may be determined by the directors. At these meetings the Annual Report of the directors shall be presented, the directors elected for the ensuing year and the general business of the company transacted. Such general meetings shall be called "ordinary meetings", and all other meetings of the company shall be called "extraordinary meetings".

     30. The directors may, whenever they think fit, convene an extraordinary meeting, and they shall, on the requisition of the holders of a majority in value of the subscribed and issued shares of the company, forthwith proceed to convene an extraordinary meeting of the company.

     31. Seven days' notice, specifying the place, day and hour of the meeting, and in case of special business, the general nature of such business shall be given to the members in manner hereinafter mentioned; or in such other manner, if any, as may be prescribed by the company in general meeting; but the non-receipt of such notice by any member shall not invalidate the proceedings at any meeting.

     32. All business shall be deemed to be special that is transacted at an extraordinary meeting, and all that is transacted at an ordinary meeting, with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and the ordinary reports of the directors and auditors, and the election of directors, officers and auditors.

     33. When all the members in person or by proxy sign the minutes of an ordinary or extraordinary meeting, the same shall be deemed to have been duly held, notwithstanding that the
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members have not actually come together or that there may have been technical defects in the proceedings. And a resolution in writing in one or more parts, signed by all the members shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.

                        Proceedings at General Meetings.

     34. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business except to take measures to obtain a quorum.

     35. A quorum shall consist of members present in person or by proxy holding or representing a majority in value of the subscribed and issued shares of the company.

     36. The President or the Vice-President shall preside as Chairman at every general meeting of the company. In their absence the members present shall choose some one of their number to be Chairman.

     37. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which adjournment took place.

     38. Every question submitted to a meeting shall be decided, in the first instance, by a show of hands, and in the case of an equality of votes the Chairman shall, both on a show of hands and on a poll have a casting vote, in addition to the vote or votes to which he may be entitled as a member.

     39. At any general meeting, unless a poll is demanded by the Chairman or by members present in person or by proxy holding one-fourth in value of the subscribed and issued shares of the company, a declaration by the Chairman that a resolution has been carried, or carried by a particular majority, or lost, or
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not carried by a particular majority, and an entry to that effect in the books of proceedings of the company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

     40. If a poll is demanded as aforesaid, it shall be taken in such manner and at such time and place as the Chairman of the meeting directs and either at once, or after an interval or adjournment, or otherwise, and the results of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn. In case of any dispute as to the admission or rejection of a vote the Chairman shall determine the same, and such determination made in good faith shall be final and conclusive.

                                Votes of Members.

     41. On a show of hands every member present in person or by proxy shall have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him.

     42. Votes may be given either personally or by proxy.

     43. The instrument appointing a proxy shall be in writing, under the hand of the appointor or of his attorney. Any person appointed a proxy need not be a member of the company.

     44. The instrument appointing a proxy shall be deposited with the Secretary before or at the meeting for which it is to be used, and may be permanent or ad hoc. If a proxy is permanent it may be recorded with the Secretary.

     45. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal, or revocation of the proxy, or transfer of the share in respect of which the vote is given, provided no

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intimation in writing of the death, revocation, or transfer shall have been received before the meeting.

     46. An instrument appointing a proxy may be in any form which the directors think fit to approve.

                                   Directors.

     47. The directors of the company shall be elected at the first ordinary meeting of the company after registration and in every subsequent year at the first ordinary meeting of the year. They shall be elected for a year but shall hold office until their successors are duly elected or until the office is vacated as provided by Article 49. The directors shall not be less than two, nor more than seven in number. A director shall not require any qualification by way of holding any shares or other securities of the company.

     48. Until directors are elected, the persons hereinafter named shall be deemed to be directors, that is to say:- Lionel Levine, Barbara Marian Gamblin and Douglas Eugene Duncombe.

     49. The office of a director shall ipso facto be vacated:-

          (a) if he becomes bankrupt, or suspends payment, or compounds with his creditors;

          (b)  if he is found lunatic or becomes of unsound mind;

          (c)  if by notice in writing to the company, he resigns his office;

          (d) if he is requested in writing by members holding or representing more than one-half in value of the subscribed and issued shares of the company to vacate his office.

But the continuing directors or sole remaining director may act notwithstanding any vacancy in their body, but, if and so long
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as their number is reduced below the number fixed by or pursuant to these
Articles as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the company, but for no other purpose.

     50. Any casual vacancy occurring in their body may at any time be filled up by the directors or by the company in general meeting, but any person so chosen shall retain office so long only as the vacating director would have retained the same if no vacancy had occurred.

     51. The directors or the company in general meeting shall have power at any time, and from time to time, to appoint any qualified person as a director as an addition to the board, but so that the total number of directors shall not at any time exceed the maximum number fixed as above. But any director so appointed shall hold office only until the next following ordinary general meeting of the company, and shall then be eligible for re-election.

                  Director or Officer Contracting with Company.

     52. No director or officer shall be disqualified by his office from contracting and/or dealing with the company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the company in which any director or officer shall be in any way interested, be avoided, nor shall any director or officer so contracting or being so interested be liable to account to the company for any profit realised by any such contract or arrangement by reason of such director or officer holding that office or the fiduciary relation thereby established, but it is declared that the nature of his interest must be disclosed by him at the meeting of the directors at which the contract or arrangement is
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determined on, if his interest then exists, or in any other case at the first meeting of the directors after the acquisition of his interest, and having disclosed his interest as aforesaid such director shall be entitled to vote as a director in respect of any contract or arrangement in which he is so interested as aforesaid.

                           Remuneration of Directors.

     53. The directors shall be paid out of the funds of the company by way of remuneration for their services such sums as the company in general meeting may from time to time determine, and such remuneration shall be divided among them in such proportions and manner as the directors may determine, and in default of such determination within the year equally.

                            Proceedings of Directors.

     54. The directors may meet together at such place as they may determine for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit, and may determine the quorum necessary for the transaction of business. Until otherwise determined, two directors present in person shall be a quorum.

     55. The President or any two directors may at any time convene a meeting of the directors. Every director shall be entitled to seventy-two hours' notice of every meeting of the directors, and every such notice shall be in writing or by cable, radiogram or telegram. Questions arising at any meeting shall be decided by a majority of votes, and in case of an equality of votes, the Chairman shall have a second or casting vote.

     56. A meeting of the directors for the time being at which a quorum is present shall be competent to exercise all or any of
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the authorities, powers and discretions by or under the regulations of the company for the time being vested in or exercisable by the directors generally.

     57. The President or the Vice-President shall preside at all meetings of the directors. In the absence of the President and the Vice-President the directors present shall choose some one of their number to be Chairman of the meeting.

     58. The directors may with the approval of not less than the number of directors as may from time to time constitute a quorum delegate any of their powers to committees consisting of such member or members of their body as they think fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part and either as to persons or purposes; but every committee so formed, shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed on it by the directors.

     59. Each such committee may elect a Chairman of its meetings. If no such Chairman is elected, or if at any meeting the Chairman is not present within ten minutes after the time appointed for holding the same, the members present may choose some one of their number to be Chairman of the meeting.

     60. Each such committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

     61. All acts done at any meeting of the directors, or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment or continuance in
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office of any such directors or person acting as aforesaid, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a director, and had been entitled to be a director.

     62. When all the directors sign the minutes of a meeting of the directors the same shall be deemed to have been duly held notwithstanding that the directors have not actually come together or that there may have been technical defects in the proceedings. And a resolution in writing, in one or more parts, signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and constituted.

                              Powers of Directors.

     63. The management of the business of the company shall be vested in the directors, who, in addition to the powers and authorities by these presents or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the company and are not hereby or by Act expressly directed or required to be exercised or done by the company in general meeting, but subject nevertheless to the provisions of any Act, and of these presents, and to any regulations from time to time made by the company in general meeting, provided that no regulation so made shall invalidate any prior act of the directors which would have been valid if such regulation had not been made.

                                Local Management.

     64. (1) The directors may, from time to time, provide for the management of the affairs of the company abroad in such manner as they shall think fit, and the provisions contained in the four next following paragraphs shall be without prejudice to
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the general powers conferred by this paragraph.

          (2) The directors may, from time to time, and at any time, establish any local boards or agencies for managing any of the affairs of the company abroad, and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration.

          (3) The directors may, from time to time, and at any time delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the directors may think fit, and the directors may at any time remove any person so appointed, and may annul or vary any such delegation.

          (4) The directors may, at any time and from time to time, by power of attorney under the seal, appoint any person or persons to be the attorney or attorneys of the company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these presents), and for such period and subject to such conditions as the directors may from time to time think fit; and any such appointment may (if the directors think fit) be made in favour of the members or any of the members of any local board established as aforesaid, or in favour of any company, or of the members, directors, nominees, or managers of any company or firm, or otherwise in favour of any fluctuating body of persons, whether nominated directly or indirectly by the directors; and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney or attorneys as the directors think fit.
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          (5) Any such delegates or attorneys as aforesaid may be authorised by the directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

     65. The company may exercise the powers conferred by the Companies Seals Act of the Colony.

     66. The directors may comply with the requirements of any foreign law which in their opinion it shall in the interests of the company be necessary or expedient to comply with.

                                    Officers.

     67. The officers of the company shall be elected annually by the company or appointed annually by the directors, and shall consist of a President, a Vice-President, a Secretary, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers as the company or the directors may from time to time think necessary, and such other officers shall perform such duties as may be prescribed by the directors. They shall hold office until their successors are elected or appointed. But any officer may be removed at any time by the company in general meeting or by the directors. If any office becomes vacant during the year the company in general meeting or the directors may fill the same for the unexpired term.

     68. Until officers are elected or appointed the persons hereinafter named shall be deemed to be the officers of the company, that is to say:- Lionel Levine, President, Barbara Marian Gamblin, Vice-President, and Douglas Eugene Duncombe, Secretary and Treasurer.

     69. Any person may hold more than one of these offices, and no officer need be a member of the company.
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                                   President.

     70. The President shall act as Chairman of all meetings of the members and of the directors. He shall also perform such other duties as may be prescribed by these Articles, the company in general meeting, or the directors.

                                 Vice-President.

     71. The Vice-President in the absence or disability of the President, may perform the duties and exercise the powers of the President, and shall perform such other duties as may be prescribed by these Articles, the company in general meeting, or the directors.

                                   Treasurer.

     72. The Treasurer shall perform such duties as may be prescribed by these Articles, the company in general meeting, or the directors, and if and when directed so to do by the company or the directors, shall keep full and accurate accounts of the receipts and disbursements of the company in books belonging to the company and shall render to the directors at regular meetings of the directors, or whenever they may require it, a statement of the financial condition of the company.

                              Assistant Treasurers.

     73. Any one of the Assistant Treasurers, in the absence or disability of the Treasurer, may perform the duties and exercise the powers of the Treasurer, and each Assistant Treasurer shall perform such other duties as may be prescribed by these Articles the company in general meeting, or the directors.

                                   Secretary.

     74. The Secretary shall attend and keep the minutes of the meetings of the members and of the directors. He shall also summon meetings and keep such other books and records of the company and the directors as may be required by the company
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in general meeting, or the directors, and perform such other duties as may be prescribed by these Articles, the company in general meeting, or the directors.

                             Assistant Secretaries.

     75. Any one of the Assistant Secretaries, in the absence or disability of the Secretary, may perform the duties and exercise the powers of the Secretary, and each Assistant Secretary shall perform such other duties as may be prescribed by these Articles, the company in general meeting, or the directors.

                                    The Seal.

     76. The directors shall provide for the safe custody of the seal, and the seal shall never be used except by the authority of a resolution of the directors or a general meeting.

                     Authentication of Deeds and Documents.

     77. All deeds executed on behalf of the company may be in such form and contain such powers, provisos, conditions, covenants, clauses, and agreements as the directors, or the company in general meeting, shall think fit, and, in addition to being sealed with the seal, shall be signed by the President or the Vice-President or such other person as the directors or the company in general meeting shall from time to time appoint, and countersigned by the Secretary or an Assistant Secretary or such other person as the directors or the company in general meeting shall from time to time appoint.

                                   Dividends.

     78. The profits of the company shall be divisible among the members holding shares in proportion to the capital paid up on such shares held by them respectively.

     79. The company in general meeting may declare a dividend to be paid to the members according to their rights and interests in the profits, and may fix the time for payment.
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     80. No dividend shall be payable except out of the profits of the company.

     81. The directors may from time to time pay to the members such interim dividends as in their judgment the position of the company justifies.

     82. The directors may deduct from the dividends payable to any member all such sums of money as may be due from him to the company.

     83. Any one of several persons who are registered as the joint holders of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such shares.

     84. Unless otherwise directed any dividend may be paid by cheque or warrant sent through the post to the registered address of the member entitled, or, in the case of joint holders, to the registered address of that one whose name stands first on the register in respect of the joint holding; and every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent.

     85. Notice of any dividend that may have been declared whether interim or otherwise, shall be given to each member either by advertisement or by notice in manner hereinafter mentioned.

     86. No dividend shall bear interest as against the company.

     87. Any general meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid-up shares, debentures or debenture stock of the company or paid-up shares, debentures or debenture stock of any other company, or in any one or more of such ways, and the directors shall give effect
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                                     - 20 -

to such resolutions; and, where any difficulty arises in regard to the distribution, they may settle the same as they think expedient.

                                    Reserves.

     88. The directors may, before recommending any dividend, set aside, out of the profits of the company, such sums as they think proper as a reserve fund to meet contingencies, or for equalising dividends, or for special dividends or bonuses, or for repairing, improving, and maintaining any of the property of the company, and for such other purposes as the directors shall in their absolute discretion think conducive to the interests of the company; and may invest the several sums so set aside upon such investments (other than shares of the company) as they may think fit, and from time to time deal with and very such investments, and dispose of all or any part thereof for the benefit of the company, and may divide the reserve fund into such special funds as they think fit and employ the reserve fund or any part thereof in the business of the company, and that without being bound to keep the same separate from the other assets.

                     Capitalisation of Profits and Reserves.

     89. The company in general meeting may, upon the recommendation of the directors, resolve that it is desirable to capitalise any undivided profits of the company not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend (including profits carried and standing to the credit of any reserve or reserves or other special account), and accordingly that the directors be authorised and directed to appropriate the profits resolved to be capitalised to the members in the proportions in which such profits would have been divisible amongst them had the same been applied in paying
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                                     - 21 -

dividends instead of being capitalised, and to apply such profits on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively, or in paying up in full unissued shares, debentures, or securities of the company of a nominal amount equal to such profits, such shares, debentures, or securities to be alloted and distributed, credited as fully paid up, to and amongst such members in the proportion aforesaid or partly in one way and partly in the other.

     90. Whenever such a resolution as aforesaid shall have been passed, the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares, debentures or securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit in the case of shares, debentures or securities becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members interested into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares, debentures or securities to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                                    Accounts.

     91. The directors shall cause true accounts to be kept of
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                                     - 22 -

the stock-in-trade of the company, of the sums of money received and expended by the company, and the matters in respect of which such receipt and expenditure take place; and of the assets, credits and liabilities of the company.

     92. The books of account shall be kept at one of the offices of the company.

     93. Once at the least in every year the directors shall, unless waived by a resolution of the members in general meeting, lay before the company in general meeting a statement of the income and expenditures for the past year, made up to a date not more than six months before such meeting.

     94. Unless waived by a resolution of the members in general meeting, a balance sheet shall be made out in every year, and laid before the company in general meeting, and such balance sheet shall contain a summary of the property and liabilities of the company.

     95. Unless waived by a resolution of the members in general meeting, the directors shall make all necessary arrangements for an annual audit of the books and accounts of the company.

                                    Notices.

     96. A notice may be served by the company upon any member either personally or by sending it through the post in a prepaid envelope addressed to such member at his last known address.

     97. The signature to any such notice to be given by the company may be written, typewritten, or printed.

     98. Any notice, if served by post, shall be deemed to have been served at the time when the envelope containing the same would be delivered in the ordinary course of post; and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed, stamped and posted.

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                                     - 23 -

     99. Notice of meetings of members shall be given by the Secretary at least seven days before the date of such meeting.

     100. Notice of special meetings shall state the objects for which the meeting is called.

     101. Any member or director may waive the right to receive notices by an instrument in writing signed by him before, at or after any meeting.

                                   Indemnity.

     102. Every director, manager, auditor, president, vice-president, secretary, treasurer, and other officer or servant of the company shall be indemnified by the company against, and it shall be the duty of the directors out of the funds of the company to pay all costs, losses and expenses which any such officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such director, manager, auditor, president, vice-president, secretary, treasurer, officer or servant as aforesaid, or in any way in the discharge of his duties, including travelling expenses.

IN WITNESS WHEREOF We the Subscribers to the Memorandum of Association have hereunto subscribed our names this Twenty-third day of June, A.D., 1965.

/s/Lionel Levine
-------------------------------

/s/B. M. Gamblin
-------------------------------

/s/W. S. Pearce
-------------------------------

/s/Irma F. Albury
-------------------------------

/s/D. E. Duncombe
-------------------------------

Signed by the Subscribers to the Memorandum of Association in the presence of:- /s/F. E. Weech